Exhibit 23.2

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545

2228 South Fraser Street    Unit I

Aurora,Colorado  80014

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Mach One Corporation

6430 Congress Drive

West Bend, WI 53095

We consent to the use, in the registration statement on Form S-1 of Mach One Corporation, of our report dated July 31, 2008  on our review of the financials statements of Mach One Corporation for the periods ending March 31, 2008 and 2007 and the related statements of operation, stockholders’ equity and cash flows for the years then ended, and the review of the period with the related statements of operations, stockholders’ equity and cash flows ending March 31, 2008,  and the reference to us under the caption “Experts.”

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Larry O'Donnell, CPA, P.C.

/s/ Larry O’Donnell CPA, P.C.

Aurora, Colorado

July 31, 2008

Member of the American Institute of Certified Public Accountants

Member of the Center for Public Company Audit Firms

Member of the Florida Institute of Certified Public Accountants